Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-211705 and No. 333-208010), Form S-1 (No. 333-221115) and Form S-8 (No. 333-220060, No. 333-211846, No. 333-205424 and No. 333-190415) of Trovagene, Inc. of our reports dated February 26, 2018, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California
February 26, 2018